                                                                 EXHIBIT 10.45




                                  AGREEMENT OF

                    T & W FINANCIAL SERVICES COMPANY L.L.C.


         THIS AGREEMENT OF LIMITED LIABILITY COMPANY (the "Agreement") is made and entered into as of October ___, 1997, by and among T&W FUNDING COMPANY VI L.L.C., a Washington limited liability company and T&W FINANCIAL CORPORATION, a Washington corporation. The undersigned desire to form and operate a limited liability company under the laws of the State of Washington on the terms and conditions set forth below.

                                    RECITALS

         In connection with a series of transactions to be completed prior to the closing of T&W Financial Corporation's initial public offering, T&W Financial Corporation will contribute all of its interests in T&W Funding Company I, L.L.C., T&W Funding Company IV, L.L.C. and T&W Funding Company V, L.L.C. to T&W Financial Services Company L.L.C.(the "Company"). It is contemplated that T&W Financial Corporation will also contribute cash to the Company following the closing of its initial public offering. T&W Funding Company VI, L.L.C. will contribute all of its assets (other than its stock in T&W Financial Corporation) to the Company.

         The parties hereto agree as follows:

         1.      FORMATION.

                 1.1 NAME AND OFFICE. The Members hereby form and agree to operate the Company to be known as "T&W Financial Services Company L.L.C." in accordance with the Washington Limited Liability Company Act (the "Act") under the terms and conditions set forth herein. Except as otherwise provided herein, the rights and liabilities of the Members shall be governed by the Act.

         The Company's initial principal place of business is:

                                    6416 Pacific Highway East
                                    Tacoma, Washington 98424

         The initial registered office and the initial registered agent of the Company for service of process, notice or demand is:

                 Registered Agent:          Kenneth W. McCarthy, Jr.

                 Registered Office:         6416 Pacific Highway East
                                            Tacoma, Washington 98424

The registered agent and registered office may be changed from time to time by the Manager, and the Manager may from time to time elect to change the name of the Company.

                 1.2       PURPOSE.  The primary purposes of the Company are:

                           (a) to engage in the business of specialized commercial finance and equipment leasing using products, programs, services and other know-how of T&W Financial Corporation and its Affiliates;

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                           (b)  to acquire and hold a beneficial interest in
         T&W Origination Trust; and

                           (c) to conduct any other business activities as may be determined by the Manager in accordance with this Agreement. The Company shall have the power to do all things necessary, incidental or convenient to accomplish the foregoing purposes.

                 1.3 TERM. The term of the Company shall commence on the filing of the Certificate of Formation with the Office of the Secretary of State of Washington and shall continue until December 31, 2057, unless sooner dissolved, wound up and terminated in accordance with the provisions of this Agreement and the Act. The Manager may extend the term for an additional twenty (20) years, at any time the Manager in its sole discretion deems it advisable to do so, without the consent of the Members.

                 1.4 COMPANY CREDIT AND PROPERTY. The Company's credit and Property shall be used solely for the benefit of the Company and its Affiliates, and no Property of the Company shall be transferred or encumbered for or in payment of any individual obligation of any Member unless otherwise provided herein.

                 1.5 LEGAL EFFECT. Except as otherwise provided herein, the rights and liabilities of the Members shall be governed by the Act. A failure to observe any formalities or requirements of this Agreement, the certificate of formation for the Company or the Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company.

                 1.6 PARTNERSHIP INTENDED FOR TAX PURPOSES ONLY. The Members are forming the Company under the Act and expressly do not intend for the Company to be a partnership under either the Washington Uniform Partnership Act or the Washington Uniform Revised Limited Partnership Act or to be a corporation under the Washington Business Corporation Act. The Company is to be treated as a partnership solely for federal income tax purposes.

                 1.7 RIGHTS OF CREDITORS AND THIRD PARTIES. This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members and their successors and assigns. The Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Agreement or any agreement between the Company and any Member with respect to any contribution or otherwise.

                 1.8 TITLE TO PROPERTY. All Company Property shall be owned by the Company as an entity. No Member shall have any ownership interest in such Company Property in the Member's individual name or right, and each Member's Interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all Company Property in the name of the Company and not in the name or names of any Member or Members. Nothing in this Agreement shall preclude the Company from using the trade name of one of its Members in operating its business.

                 1.9 POWERS. Subject to the provisions of this Agreement, the Company shall have the following powers:

                           (a) To conduct and operate the business of the Company and to execute documents and instruments relating to the Company business, including, but not limited to, notes, mortgages, deeds of trust, leases, management agreements, contracts, instruments related to securitizations and other documents.

                           (b) To procure and maintain insurance covering the various risks to





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         which the Company or its operations may be subject.

                           (c) To open bank accounts in the name of the Company, designate the authorized signatures therefor and make deposits and withdrawals from Company accounts on the signatures of one or more designated individuals.

                           (d) To pay expenses incurred in performing the business and purposes of the Company.

                           (e) To acquire and hold a beneficial interest in T&W Origination Trust and any other Affiliate.

                           (f) To grant any lender(s) of T&W Financial Corporation a security interest in the Company's assets as security for any loans made to T&W Financial Corporation or any Affiliate thereof excluding PLM Consulting Group, L.L.C. and T&W Funding Company VI, L.L.C.

                           (g) To guaranty the payment of any indebtedness of any Affiliate of the Company.

                           (h)      To acquire interests in other entities.

                           (i) To issue additional Units in exchange for other assets.

                           (j) To acquire, sell and exchange any assets consistent with the Company's purposes.

                           (k) To do all things necessary, incidental or convenient to the exercise of the foregoing powers and to the accomplishment of the foregoing purposes.

         2.      DEFINITIONS.

         The following terms used in the Agreement shall have the meanings specified below:

                 2.1 "ACT" means the Washington Limited Liability Company Act, Chapter 25.15 of the Revised Code of Washington ("RCW"), as amended from time to time.

                 2.2 "AFFILIATE" of any Person means (a) any Person controlling, controlled by or under common control with such Person, (b) any Person owning or controlling 5% or more of the outstanding voting interests of such Person, (c) any officer, director or general partner of such Person or (d) any Person who is an officer, director, general partner, trustee or holder of 5% or more of the voting interests of any Person described in clauses (a) through (b) of this sentence. For the purposes of this definition, the term "CONTROLS," "IS CONTROLLED BY," or "IS UNDER COMMON CONTROL WITH" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. In the case of the Company, the term "Affiliate" shall not include T&W Funding Company VI, L.L.C. or P.L.M. Consulting Group, L.L.C.

                 2.3 "AGREEMENT" means this Agreement of T&W Financial Services Company L.L.C. as it may be amended from time to time.

                 2.4 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:





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                          (1)  decrease such deficit by any amounts that such
                 Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                          (2) increase such deficit by the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and
                 (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Treasury Regulations Section 1.704-
1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                 2.5 "ASSET VALUE" means, for any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

                           (a)  The initial Asset Value of any asset
         contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed upon by the Members and set forth on Exhibit A;

                            (b)  The Asset Value of all Company assets
         immediately prior to the occurrence of any event described in clause
         (i), clause (ii), clause (iii), clause(iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Manager using such reasonable method of valuation as it may adopt, as of the following times:

                                  (i)  the acquisition of an additional
                          interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                                  (ii)  the distribution by the Company to a
                          Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members in the Company;

                                  (iii)  the liquidation of the Company within
                          the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and

                                  (iv)  at such other times as the Manager
                          shall reasonably determine to be necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2.

                          (c) The Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as reasonably determined by the Manager.





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                          (d) the Asset Value of Company assets shall be
         increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Asset Value shall not be adjusted pursuant to this subsection (d) to the extent that the Manager reasonably determines that an adjustment is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Subsection
         (d).

                          (e) If the Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

                 2.6       "BANKRUPTCY"  means, with respect to any Person:

                           (a) the commencement of any proceeding against a Person seeking reorganization, arrangements, composition, readjustment, liquidation, dissolution, or similar relief under any federal or state bankruptcy or insolvency law or other similar law which proceeding is not dismissed within 60 days, or the appointment without the Person's consent of a trustee, receiver or liquidator of such Person of all or a substantial part of the Person's property, which appointment is not vacated within 60 days after it is made;

                           (b) the filing by such Person of a petition or answer or consent seeking relief under any federal or state bankruptcy or insolvency law or other similar law, or the seeking or consent of such Person to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property or the filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it or described in this clause;

                           (c) the making by such Person of a general assignment for the benefit of creditors; or

                           (d) the taking of corporate or partnership action by such Person in furtherance of any of the foregoing actions.

                 2.7 "CAPITAL ACCOUNT" means the account maintained for each Member in accordance with Section 4. In the case of a transfer or assignment of an Interest allowed under this Agreement, the person or entity acquiring an Interest, i.e., the Assignee or Member as the case may be, shall succeed to the Capital Account of the transferor or, in the case of a partial transfer, a proportionate share thereof.

                 2.8 "CAPITAL CONTRIBUTION" means the total amount of money and the fair market value of all property contributed to the Company by each Member pursuant to the terms of the Agreement. Capital Contribution shall also include any amounts paid directly by a Member to any creditor of the Company in respect of any guarantee or similar obligation undertaken by such Member in connection with the Company's operations. Any reference to the capital contribution of a Member shall include the capital contribution made by a predecessor holder of the interest of such Member.

                 2.9 "CASH AVAILABLE FOR DISTRIBUTION" means all cash receipts (including sale and refinancing proceeds, but excluding proceeds available upon the dissolution of the Company)





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
of the Company in excess of amounts reasonably required for payment of operating expenses, repayment of current liabilities and the establishment of and additions to the cash reserves established by the Manager for the operation of the business, including, but not limited to, reserves for contingent or unforeseen liabilities or obligations of the Company.

                 2.10 "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time. References to specific Code sections or Treasury Regulations shall be deemed to refer to such Code sections or Treasury Regulations as they may be amended from time to time or to any successor Code sections or Treasury Regulations if the Code section or Treasury Regulation referred to is repealed.

                 2.11 "COMPANY" means T&W Financial Services Company L.L.C. created and governed by this Agreement.

                 2.12 "COMPANY PROPERTY" or "PROPERTY" means all the real and personal (tangible and intangible) property owned by the Company.

                 2.13 "DEPRECIATION" means, for each year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period. Depreciation shall be in an amount that bears the same ratio to such beginning Asset Value as the federal income tax deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero. Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Manager.

                 2.14 "INTEREST" or "MEMBER INTEREST" means the Units of a Member, including the right of such Member to any and all benefits to which such Member may be entitled as provided in the Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of the Agreement and the Act.

                 2.15 "MANAGER" means the Member who is appointed in accordance with this Agreement to exercise the authority of Manager under this Agreement and the Act. No Person may be appointed a Manager of the Company who is not also a Member of the Company owning at least a one percent (1%) Percentage Interest. If at any time a Member who is a Manager ceases to be a Member for any reason, or ceases to own at least a one percent (1%) Percentage Interest, that Member shall simultaneously cease to be a Manager. The initial Manager is T&W Financial Corporation.





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                 2.16      "MANDATORY OBLIGATION" means the sum of (i) the
amount of a Member's remaining contribution obligation, if any, (including the amount of any Capital Account deficit such Member is obligated to restore upon the liquidation of the Company, if any) provided that such contribution must be made in all events within ninety (90) days of liquidation of the Member's interest as determined under Treasury Regulation Section 1.704-1(b)(2)(ii)(g), and (ii) the additional amount, if any, such Member would be obligated to contribute as of year end to retire indebtedness of the Company if the Company were to liquidate as of such date and dispose of all of its assets at book value.

                 2.17 "MEMBER(S)" means those persons who own an Interest in the Company and execute this Agreement or a counterpart of this Agreement. Except as otherwise provided in this Agreement, a Member shall not be entitled to vote or otherwise participate in any decision with respect to the Company.

                 2.18 "MINIMUM GAIN" means the amount determined by computing, with respect to each nonrecourse liability of the Company, the amount of gain, if any, that would be realized by the Company if it disposed of an item of Company Property subject to such nonrecourse liability in full satisfaction thereof in a taxable transaction, and then by aggregating the amounts so determined. Such gain shall be determined in accordance with Treasury Regulation Section 1.704-2(d). Each Member's share of Minimum Gain at the end of any taxable year of the Company shall be determined in accordance with Treasury Regulation Section 1.704-2(g)(l). Notwithstanding the foregoing, in the event the Company incurs "partner nonrecourse debt," appropriate adjustments shall be made to conform to the requirements of the Treasury Regulations governing partner nonrecourse debt.

                 2.19 "NOTICE" means a writing, containing the information required by this Agreement to be communicated to any Person, and given in accordance with Section 14.1.

                 2.20 "PERCENTAGE INTEREST" for each Member means the ratio that the Units held by each Member bears to the number of Units held by all Members.

                 2.21 "PERSON" means any individual, partnership, limited liability company, corporation, trust or other entity.

                 2.22 "PROFITS" or "LOSSES" means, for each fiscal year, an amount equal to the Company's taxable income or taxable loss under Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

                          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits (or Losses) pursuant to this definition of "Profits" or "Losses" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

                          (b)  Any expenditure of the Company described in Code
         Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Treasury Regulations Section
         1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits (or Losses) pursuant to this definition of "Profits" or "Losses," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

                          (c) In the event the Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Asset Value," the





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
         amount of such adjustment shall be taken into account as gain or loss from the disposition of such assets for purposes of computing Profits or Losses;

                          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized from federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

                          (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation from such Company year;

                          (f) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
         Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                          (g) Notwithstanding any other provision of this definition of "Profits" or "Losses," any item that is specifically allocated pursuant to Section 6.2 or Section 6.3 hereof shall not be taken into account in computing Profits and Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 or Section 6.3 hereof shall be determined by applying rules analogous to those set forth in the definition of "Profits" or "Losses."

                 2.23 "UNITS" means ownership interest in the Company as expressed as a number of Units in the Company, as provided in Section 3.1 below. Each Unit owned by a Member shall carry one vote. Units owned by an Assignee shall not entitle the owner to vote or otherwise entitle the owner to any right or benefit of a Member except the right to distributions as provided under this Agreement.

         3.      UNITS AND LOANS.

                 3.1 UNITS. As a result of each Member's initial capital contributions to the Company as set forth on Exhibit A attached, which shall include the contribution by T & W Financial Corporation of all or part of the net proceeds received by T & W Financial Corporation in its initial public offering, each Member shall have the specified number of Units and Percentage Interest in the Company as set forth below:

Member                              Units                    Percentage Int.
                                    -----                    ---------------
T&W Financial Corp.                 8,500                         85%

T&W Funding Company VI              1,500                         15%
                                    -----                         --
LLC

         Total:                     10,000                        100%
                                    ======                        ===

                 3.2       ADDITIONAL CAPITAL CONTRIBUTIONS.   From time to
time, the Members may





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
make additional capital contributions to the Company if approved by the Manager. If such contributions are made, the Company shall issue additional Units to the contributing Member in exchange therefor and each Member's Percentage Interest in the Company shall be adjusted accordingly. Unless mutually agreed by the Members, no Member shall be required to make any additional Capital Contributions to the Company.

                 3.3 MEMBER LOANS. The Members or an Affiliate thereof may elect to loan funds to the Company for Company purposes. Such Member loans shall be made on commercially reasonable terms and conditions as determined by the Manager.

                 3.4 NO INTEREST ON CAPITAL. No Member shall be entitled to receive interest on its capital contributions or its Capital Account.

                 3.5 NO WITHDRAWAL OF CAPITAL. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw or demand a return of any or all of its capital. It is the intent of the Members that no distribution (or any part of any distribution) made to any Member pursuant to Section 5 hereof shall be deemed a return or withdrawal of capital, even if such distribution represents (in full or in part) a distribution of revenue offset by depreciation or any other non-cash item accounted for as an expense, loss or deduction from, or offset to, the Company's income, and, except as provided in this Agreement, no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company.

         4.      CAPITAL ACCOUNTS.

                 4.1 ESTABLISHMENT OF CAPITAL ACCOUNTS. The Company shall establish and maintain a Capital Account for each Member in accordance with Treasury Regulations issued under Code Section 704. The Capital Account of each Member shall be INCREASED to reflect (i) such Member's cash contributions,
(ii) the fair market value of property contributed by such Member (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) such Member's share of Profits (including all gain as calculated pursuant to Section 1001 of the Code) of the Company. The Capital Account of each Member shall be REDUCED to reflect (a) the amount of money and the fair market value of property distributed to such Member (net of liabilities securing such distributed property that the Member is considered to assume or take subject to under
Section 752), (b) such Member's share of Losses of the Company and any deduction specially allocated pursuant to Section 6.2 or Section 6.3 and (c) such Member's share of amounts paid or incurred to organize the Company to the extent that an election under Code Section 709(b) has not properly been made for such amounts. The Members shall determine mutually the fair market value of all property which is distributed in kind, and the Capital Accounts of the Members shall be adjusted as though the property had been sold for its fair market value and the gain or loss attributable to such sale allocated among the Members in accordance with Section 6. In the event of a contribution of property with a fair market value which is not equal to its adjusted basis (as determined for federal income tax purposes) or a reevaluation of the Members' Capital Accounts upon the admission of new Members to the Company, the Company shall maintain separate Capital Accounts and "tax" capital accounts in accordance with the rules prescribed in Treasury Regulations promulgated under Code Section 704.





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                 4.2       ADJUSTMENT TO CAPITAL ACCOUNTS.

                           (a) If the Asset Values of the Company's assets are adjusted pursuant to Section 2.5(b), then the Capital Accounts of all Members shall also be adjusted as though (i) there were a taxable disposition of the Company's assets for their fair market value on the date of such adjustment, (ii) the resulting income, gain, loss or deduction was allocated between the Members (to the extent that such income, gain, loss or deduction has not previously been reflected in the Capital Accounts of the Members) and (iii) the Members' distributive shares of depreciation, amortization and gain or loss with respect to such asset were determined so as to take into account the variation between the adjusted tax basis and the fair market value of such assets in the same manner as such variation is taken into account under Section 704(c) of the Code.





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
                           (b) If the Company distributes an asset to a Member in kind, and the fair market value of such asset differs from its adjusted basis for federal income tax purposes, the Capital Accounts of both Members shall be adjusted as though the Company had sold such asset for its fair market value on the date of such distribution and the resulting income, gain, loss or deduction had been allocated to the Members to the extent that such income, gain, loss or deduction had not previously been reflected in the Members' Capital Accounts.

                           (c) If the Asset Value of an item of Company Property differs from its adjusted basis for federal income tax purposes, and Section 704(c) of the Code applies to such Company Property, the Capital Accounts of the Members will be adjusted for allocations of depreciation or amortization computed in accordance with Section 2.23(d) and allocations of gain or loss computed in accordance with Section 2.23(d) in the manner set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                 4.3      DEFICIT RESTORATION ELECTION.

                           (a) Each Member may, prior to, or at, the time prescribed by law for the filing of the Company Federal income tax return for the taxable year in question (not including extensions), elect to be unconditionally obligated to restore all or a portion of any deficit in such Member's Capital Account upon liquidation of its interest in the Company. Any such election shall be evidenced by written notice to the Manager, delivered prior to such time, specifying the amount of any deficit for which the Member elects. Any amount owing pursuant to a deficit restoration obligation shall be payable upon the later of (i) the end of the year in which a Member's interest is liquidated or (ii) 90 days after the date of such liquidation.

                           (b)  The amount of any such election shall
         automatically be reduced to the extent the deficit in such Member's Capital Account is subsequently reduced. If an allocation or distribution thereafter increases the deficit in such Member's Capital Account, unless a Member elects otherwise under paragraph (a) above, such Member will be obligated to restore the deficit only to the extent of the lesser of (i) the deficit amount such Member has previously elected to restore or (ii) the smallest deficit balance in such Member's Capital Account at any time after such election. For purposes of determining the amount referred to in clause (ii) of this
         Section 4.3(b), the income, gain, losses and deductions of the Company shall be prorated on a daily basis (except for income, gain, losses and deductions from the sale or disposition of capital assets, which items will be allocated under an interim closing of the books method).

         5.      DISTRIBUTION OF CASH AVAILABLE FOR DISTRIBUTION.

                 5.1 GENERAL. Cash Available for Distribution shall be distributed to the Members in accordance with their respective Percentage Interests.

                 5.2 PRIORITY OF T&W FINANCIAL CORPORATION INDEBTEDNESS. Distributions of Cash shall be subordinate to payments of principal and interest on any indebtedness of the Company to T&W Financial Corporation or any one of its Affiliates.

                 5.3 TAX DISTRIBUTIONS. Notwithstanding the provisions of Section 5.1, on or before the end of the third month following each calendar year, the Company shall make cash distributions to each Member equal to the excess of the taxable income allocated to such Member for such preceding calendar year over the amount of cash distributions made to such Member during such preceding calendar year (not including cash distributed pursuant to this Section 5.3), multiplied by the highest individual marginal federal income tax rate in effect for such preceding calendar year.

         6.  ALLOCATIONS.

                 6.1 ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided in this Section 6 and in Section 11.4, Profits and Losses of the Company shall be allocated as follows:

                           (a)      Losses.    Losses of the Company shall be
         allocated to the Members in proportion to their Percentage Interests.

                           (b)      Profits.     Profits of the Company shall
         be allocated to the Members in proportion to their Percentage
         Interests.

                 6.2. RECOURSE DEDUCTIONS. Any item of deduction or loss that is not included as a nonrecourse deduction under Treasury Regulation
Section 1.704-2(c ) shall be allocated 99% to T&W Funding Company VI L.L.C. and 1% to T&W Financial Corporation.

                 6.3 ADDITIONAL ALLOCATION PROVISIONS. Notwithstanding the foregoing provisions of this Article 6:

                          (a)     REGULATORY ALLOCATIONS.

                          (i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this
         Article 6, if there is a net decrease in Company Minimum Gain during any Company year, each Member shall be specifically allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Treasury Regulations
         Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                          (ii) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(I)(4) or in
         Section 6.3(a)(i) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specifically allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations
         Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations
         Section 1.704-2(I)(4) and 1.704-2(j)(2).  This Section 6.3(a)(ii) is
         intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

                          (iii) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Company year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Treasury Regulations Section 1.704-2(i).

                          (iv) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b) (2) (ii) (d) (4),
         (5) or (6), items of Company income and gain shall be allocated in accordance with Treasury Regulations Section 1.704-1(b) (2) (ii) (d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(iv) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(iv) were not in the Agreement. It is intended that this Section 6.3(a)(iv) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b) (2) (ii) (d) and shall be interpreted consistently therewith.

                          (v) Gross Income Allocation. In the event that any Member has a deficit Capital Account at the end of any Company year that is in excess of such Member's Adjusted Capital Account Deficit, each such Member shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(v) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(v) and Section 6.3(a)(iv) hereof were not in the Agreement.

                          (vi) Limitation on Allocation of Net Loss. To the extent that any allocation of loss under Section 6.1 or Section 6.2 would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of loss shall be reallocated among the other Members in accordance with their respective Percentage Interests, subject to the limitations of this Section 6.3(a)(vi).

                          (vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b) (2) (iv) (m) (2) or Treasury Regulations Section 1.704-1(b) (2) (iv) (m) (4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the event that Treasury Regulations Section 1.704-1(b) (2) (iv) (m) (2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b) (2) (iv) (m) (4) applies.

                          (viii) Curative Allocations. The allocations set forth in Sections 6.3(a)(i), (ii), (ii), (iv), (v), (vi) and (vii) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 or hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Member so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

                 (c) ALLOCATION OF EXCESS NONRECOURSE LIABILITIES. For purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a) (3), each Member's interest in Company profits shall be such Member's Percentage Interest.

         6.4     TAX ALLOCATIONS.

                 (a)      IN GENERAL.  Except as otherwise provided in this
         Section 6.4, for income tax purposes under the Code and the Treasury Regulations each Company item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain , loss or deduction is allocated pursuant to Sections 6.1, 6.2 and 6.3 hereof.

                 (b) ALLOCATIONS RESPECTING SECTION 704 (C ) REVALUATIONS. Notwithstanding Section 6.4(a) hereof, Tax Items with respect to Property that is contributed to the Company with an Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to Treasury Regulations promulgated under Code Section 704(c ) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c ) and the applicable Treasury Regulations as chosen by the Manager, including, without limitation, the "remedial allocation method" as described in Treasury Regulations Section 1.704-3(d), except that the "traditional method" as described in Treasury Regulations Section 1.704-3(b) shall be used for all assets contributed by T & W Funding Company VI L.L.C. In the event that the Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Asset Value" (provided in Article 2 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Asset Value in the same manner as under Code Section 704(c ) and the applicable Treasury Regulations.

         7.      MANAGEMENT.

                 7.1 MANAGER. The business and affairs of the Company shall be managed under the direction of the Manager. Initially, T&W Financial Corporation shall be the Manager. All powers of the Company shall be exercised by or under the direction of the Manager. The Manager shall perform its duties in good faith, in a manner it reasonably believes to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Manager shall receive such compensation, if any, as may be approved by the unanimous vote of the Members. The other Members shall have no right or authority to remove or replace T&W Financial Corporation as the Manager.

                 7.2 LIABILITY OF MANAGER. The Manager shall not be liable, responsible, or accountable in damages or otherwise to the Company for any acts performed by the Manager within the scope of the authority conferred upon it by this Agreement and under the laws of the State of Washington, unless the Manager is found guilty of intentional misconduct or a knowing violation of law or has personally received a benefit in money, property or services to which it is not legally entitled.

                 7.3 INDEMNIFICATION OF MANAGER. Except for actions of intentional misconduct or knowing violations of law, the Company shall indemnify and hold harmless the Manager from and against any and all claims and demands, causes of action for injury or death to persons; or damage to property (including all costs and reasonable attorneys' fees incurred in defending any claim, demand, or cause of action) and shall exonerate and hold harmless the Manager for and from any liability expense incurred by the member while acting within the scope of the authority conferred on the member by this Agreement or the Act.

                 7.4 RESTRICTIONS ON AUTHORITY OF MANAGER. Without the approval of the Members owning at least fifty-one percent (51%) of the Units of the Company, the Manager shall not have the authority to:

                           (a)      do any act in contravention of this
Agreement which affects the rights or obligations of the Members;

                           (b)      do any act which would make it impossible
to carry on the ordinary business of the Company;

                           (c)      possess Company property for other than a
Company purpose;

                           (d)      cause the Company to voluntarily take any
action that would cause a Bankruptcy of the Company; or

                           (e)      dissolve the Company, otherwise than as
provided in this Agreement.

         8.      BOOKS AND RECORDS, ACCOUNTING, REPORTS AND STATEMENTS AND TAX
                 MATTERS.

                 8.1 BOOKS AND RECORDS. The Manager shall, at the expense of the Company, keep and maintain, or cause to be kept and maintained, the books and records of the Company.

                 8.2 ANNUAL ACCOUNTING PERIOD. All books and records of the Company shall be kept on the basis of an annual accounting period ending December 31 of each year, except for the final accounting period which shall end on the date of termination of the Company. All references herein to the "fiscal year of the Company" are to the annual accounting period described in the preceding sentence, whether the same shall consist of twelve months or less.

                 8.3       MANAGER'S REPORTS TO MEMBERS.

                           (a) Within ninety (90) days after the end of each fiscal year of the Company, the Manager shall send at Company expense to the Members (i) a copy of the Company federal and state income tax returns for such fiscal year, and (ii) such information as shall be necessary for the preparation by the Members of their federal income tax returns which shall include a computation of the distributions to each Member and the allocation to each Member of Profits or Losses, as the case may be.

                           (b) The Manager shall deliver to the Members on or about sixty (60) days following the end of each calendar quarter an unaudited balance sheet of the Company as of the end of the preceding calendar quarter, an unaudited sources and uses of funds for such quarter, an unaudited statement of the Company's income and expenses for such quarter and for the period since the end of the preceding fiscal year, and other accounting reports which are prepared for the Manager, all prepared in accordance with generally accepted accounting principles consistently applied (without footnotes), subject to usual year-end audit adjustments.

                 8.4 RIGHT TO EXAMINE AND/OR AUDIT RECORDS. Each Member shall be entitled, upon written request directed to the Company, to review the records of the Company at all reasonable times and at the location where such records are kept by the Company. In addition, Members holding a majority of the Units may at any time (but not more frequently than annually), by giving the Company at least two weeks written notice, elect to conduct, at their expense, an independent audit of Company financial records.

                 8.5      TAX MATTERS PARTNER.

                          (a) Should there be any controversy with the Internal Revenue Service or any other taxing authority involving the Company, the Manager may expend such funds as it deems necessary and advisable in the interest of the Company to resolve such controversy satisfactorily, including, without being limited thereto, attorneys' and accounting fees. The Manager is hereby designated as the "Tax Matters Partner" as referred to in Section 6231(a)(7)(A) of the Code, and is specially authorized to exercise all of the rights and powers now or hereafter granted to the Tax Matters Partner under the Code.

                          (b) Any cost incurred in the audit by any governmental authority of the income tax returns of a Member (as opposed to the Company) shall not be a Company expense.

                 8.6 TAX RETURNS. The Manager shall, at Company expense, cause the Company to prepare and file a United States Partnership Return of Income and all other tax returns required to be filed by the Company for each fiscal year of the Company.

                 8.7 TAX ELECTIONS. The Manager may make one or more elections pursuant to Section 754 of the Code to adjust the basis of the assets of the Company. Each of the Members will, upon request, supply any information necessary to properly give effect to any such election. The Manager, in its sole discretion, shall be authorized to cause the Company to make and revoke any other elections for federal income tax purposes as they deem appropriate, necessary, or advisable.

         9.   TRANSFERS.

                 9.1 TRANSFER PROHIBITED. Without the prior written consent of both Members (which consents may be arbitrarily withheld), neither Member may directly or indirectly sell, transfer, assign, pledge or otherwise encumber, voluntarily or involuntarily, all or any part of its Interest in the
Company unless the requirements of this Section 9 are complied with.   Any
other transfer or encumbrance shall be void. Notwithstanding the above, T&W Financial Corporation shall be entitled to grant any creditors of T & W Financial Corporation or the Company a security interest in its Company Interest as security for any obligations owed by T & W Financial Corporation or the

Company or any Affiliate thereof excluding PLM Consulting Group, L.L.C. and T&W Funding Company VI, L.L.C.

                 9.2 RIGHT OF FIRST REFUSAL. A Member may sell its entire Interest in and withdraw from the Company upon compliance with the following conditions:

                          (a) In the event either Member ("SELLING MEMBER") desires to sell its entire Interest in the Company and receives a written offer ("OFFER") therefor which the Selling Member intends to accept, the Selling Member before accepting such Offer shall first give Notice to the other Member and provide it with a copy of the Offer. The Offer must contain all material terms relating to the purchase and sale (including the name of the transferee), the consideration must be entirely monetary, and the Offer must contain a provision that the transferee agrees to be bound by all the terms and conditions of this Agreement.

                          (b) After receiving a copy of the Offer, the other Member shall have ninety (90) days within which to elect to purchase the Interest of the Selling Member upon the terms and conditions set forth in the Offer. If the other Member responds or does not elect to purchase the Interest of the Selling Member within ninety (90) days, the Selling Member may effect the purchase and sale to the purchaser identified in the Offer and upon the terms and conditions set forth in the Offer, but not otherwise.

                          (c) In the event the other Member elects to purchase all (but not less than all) of the Interest of the Selling Member, the purchasing Member shall close the purchase and sale within the time period set forth in the Offer or within ninety (90) days after receipt of the Offer, whichever is later.

                 9.3      ADMISSION OF TRANSFEREES AS MEMBERS.

                          (a) No transferee of a Member shall be admitted as a Member unless all of the following conditions have been satisfied:

                                  (i)      The transfer complies with Section
                 9.1 and 9.2;

                                  (ii)     The prospective transferee has
                 executed an instrument, in form and substance satisfactory to the Manager, accepting and agreeing to be bound by all the terms and conditions of this Agreement, including the power of attorney set forth in Article 12 hereof, and has paid all expenses of the Company in effecting the transfer;

                                  (iii)    All requirements of the Act
                 regarding the admission of a transferee Member have been complied with by the transferee, the transferring Member, and the Company; and

                                   (iv)    Such transfer is effected in
                  compliance with all applicable state and federal securities laws.

                          (b) In the event of a transfer complying with all the requirements of Sections 9.1 and 9.2 hereof and the transferee being admitted as a Member pursuant to this Section 9.3, the Members shall execute an amendment to this Agreement. Unless named in this Agreement, as amended from time to time, no person shall be considered a Member; and the Company, each Member, and any other person having business with the Company need deal only with Members so named and shall not be required to deal with any other person by reason of a transfer by, or by reason of the death of, a Member, except as otherwise expressly provided herein.

         10.     DEFAULT.

                 10.1 EVENTS OF DEFAULT. A Member shall be in default ("DEFAULTING MEMBER") hereunder upon the occurrence of any of the following events:

                          (a) An event of Bankruptcy occurs with respect to such Member;

                          (b) If either Member transfers its Interest in violation of Section 9 hereof; or

                          (c) If either Member breaches or fails to perform any other provision of this Agreement and such breach or failure is not cured within thirty (30) days after Notice of the breach and a demand to cure is given by a non-breaching Member.

                 10.2 REMEDIES. Upon a Member becoming a Defaulting Member, the other Member (the "Non-Defaulting Member") may:

                          (a) Dissolve and terminate the Company as provided in Section 11 below and offset against any amount to be distributed to the Defaulting Member the damages caused the Company by the Defaulting Member; or

                          (b) Pursue any remedy at law or in equity against the Defaulting Member.

         A Defaulting Member shall have no right to participate in management of the Company. The foregoing shall apply whether or not the Non- Defaulting Member has commenced to exercise any available remedies.

         11.     DISSOLUTION AND TERMINATION.

                 11.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events:

                          (a)     Unanimous agreement of the Members;

                          (b) Sale or disposition of all or substantially all of the Company assets;

                          (c) Expiration of the term of the Company stated in Section 1.3 hereof;

                          (d) Election of the Non-Defaulting Member pursuant to Section 10.2(a) hereof; or

                          (e) The Bankruptcy, resignation or dissolution of the Manager shall cause a dissolution of the Company, unless within ninety (90) days of the happening of any such aforementioned event, the remaining Member elects to continue the Company. If the election is made to continue the Company, the business of the Company shall be carried on by the remaining Member and the disassociated Member shall be an assignee with no rights in the management of the Company.

         No Member shall have the right to dissolve or terminate the Company for any reason other than as set forth above or to withdraw from the Company other than as set forth in Section 9.1 hereof.

                 11.2 WINDING UP. Upon dissolution of the Company for any reason, the Manager or, such person or entity as designated by the Manager (in either case, the "LIQUIDATOR") shall commence to wind up the affairs of the Company and to liquidate its assets. The Liquidator shall have the full right and authority to determine the time, manner and terms of any sale or sales of Company property pursuant to such liquidation. Pending such sales, the Liquidator shall have the right to continue to operate or otherwise deal with the assets of the Company. A reasonable time shall be allowed for the orderly winding up of the business of the Company and the liquidation of its assets and the discharge of its liabilities to creditors so as to enable the Liquidator to minimize the normal losses attendant upon a liquidation, having due regard to the activity and condition of the relevant markets for the Company properties and general financial and economic conditions. Any Member may be a purchaser of any properties of the Company upon liquidation of the Company's assets, including, without limitation, any liquidation conducted pursuant to a judicial dissolution or otherwise under judicial supervision; provided, however, that, except in the case of a judicially supervised sale, the purchase price and terms of sale shall be approved by the non-purchasing Member.

                 11.3 DISTRIBUTION OF CASH UPON DISSOLUTION. Prior to making distributions in dissolution to the Members, the Liquidator shall first pay or make provision for all debts and liabilities of the Company and all expenses of liquidation. Subject to the right of the Liquidator to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of liquidation and any other funds of the Company shall be distributed to the Members in accordance with the positive balances of their respective Capital Accounts after taking into account all allocations under this Agreement. There shall be deducted or added to the foregoing, as the case may be, any final adjustments between the Members by reason of any default offsets as provided in this Agreement.

                 11.4 ALLOCATION OF GAIN AND LOSS UPON LIQUIDATION. Any Profits or Losses upon dissolution of the Company or from the sale, conversion, disposition or taking of all or substantially all of the Company's property, including, but not limited to the proceeds of any eminent domain proceeding, insurance awards, or similar capital events) ("Gain on Sale" or "Loss on Sale," respectively) shall be allocated between the Members as follows:

                          (a) Loss on Sale shall be allocated between the Members as follows: first, proportionately to those Members having positive Capital Account balances until all positive Capital Accounts have been reduced to zero; and thereafter, to the Members in proportion to their Percentage Interests.

                          (b) Gain on Sale to the extent available shall be allocated between the Members as follows: first, proportionately to those Members having negative Capital Account balances until all negative balances are eliminated; second, to the Members until the positive balances of the respective Capital Accounts are in the same ratio as such Member's Percentage Interest and thereafter, to the Members in proportion to their Percentage Interests.

         This Section 11.4 is intended to comply with the economic effect equivalence provisions of Treasury Regulation Section 1.704- 1(b)(2)(ii)(i) and the provisions of this Agreement shall be construed and interpreted to give effect to such intention.

                          (c) Installment Method Reporting. In the event of a sale of all or substantially all of the Company Property where payment of a portion of the sales price is deferred and the Company uses the installment sale method to report such gain, the Capital Accounts of the Members shall be fully adjusted upon closing of the sale in accordance with Sections 11.4(a) and (b) as though the full sales price had been received by the Company in cash at closing. Upon ultimate receipt of such deferred sales proceeds, gain shall be allocated among the Members in proportion to the amount of the excess, if any, of the gain credited to each Member's Capital Account at the time of the sale over the amount of gain recognized for federal income tax purposes at the time of such sale, but such allocation of gain upon receipt of proceeds shall not increase (again) the Members' Capital Accounts. Notwithstanding any other provision of this Agreement, interest income earned or accrued by the Company on an installment obligation subsequent to the closing of an installment sale shall be allocated among the Members in proportion to their relative positive Capital Account balances after adjustment of such accounts in accordance with this Section 11.4(c) and as such balances are reduced, from time to time, for cash distributions made by the Company to the Members.

                 11.5 CERTIFICATE OF CANCELLATION; REPORT; TERMINATION. Upon the dissolution and commencement of winding up of the Company, the Liquidator shall execute and file a certificate of cancellation of the Company. Within a reasonable time following the completion of the liquidation of the Company's assets, the Liquidator shall prepare and furnish to each Member, at the expense of the Company, a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and the amount of each Member's distribution pursuant to Section 11.3 hereof. Upon completion of the liquidation and distribution of all Company funds, the Company shall terminate and the Liquidator shall have the authority to execute and file all documents required to effectuate the termination of the Company.

                 11.6 DEFICIT RESTORATION OBLIGATION. Upon the liquidation of the Company, all Members with a deficit balance in their Capital Account following the final allocations and distributions under this Agreement shall be obligated to contribute to the Company an amount equal to such deficit balance to the extent provided in Section 4.3. Any Member whose interest in the Company is liquidated shall also be obligated to contribute to the Company an amount equal to the deficit balance in such Member's Capital Account to the extent provided in Section 4.3.

         12.     SPECIAL AND LIMITED POWER OF ATTORNEY.

                 12.1 POWER OF ATTORNEY. The Chief Executive Officer of the Manager, with full power of substitution, shall at all times during the existence of the Company have a special and limited power of attorney as the authority to act in the name and on the behalf of the Members to make, execute, swear to, verify, acknowledge and file the following documents and any other documents deemed by the Manager to be necessary for the business of the
Company:

                          (a) This Agreement, any Certificate of Formation, fictitious business name statements, as well as any amendments to the foregoing which, under the laws of any state, are required to be filed or which the Manager deems advisable to file;

                          (b) Any other instrument or document which may be required to be filed by the Company under the laws of any state or by an governmental agency, or which the Manager deems advisable to file; and

                          (c) Any instrument or document which may be required to effect the continuation of the Company or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement).

                 12.2 NATURE OF APPOINTMENT. The special and limited power of attorney granted to the Chief Executive Officer of the Manager:





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
                          (a) Is a special and limited power of attorney coupled with an interest, is irrevocable, and is limited to those matters herein set forth;

                          (b) May be exercised by the Chief Executive Officer of the Manager for the Members by listing the Members executing any instrument with a single signature acting as attorney-in-fact for all Members;

                          (c) Shall survive a transfer by a Member of such Member's Interest in the Company for the sole purpose of enabling the Chief Executive Officer of the Manager to execute, acknowledge and file any instrument or document necessary or appropriate to admit a transferee as an assignee or Member; and

                          (d) Notwithstanding the foregoing, in the event that the Manager ceases to be the Manager of the Company, the power of attorney granted by this Section 12 shall terminate immediately with respect to the Chief Executive Officer of the Manager.

         13.     AMENDMENTS.

         Except as otherwise provided by law, this Agreement may be amended only upon the agreement of Members owning at least fifty-one percent (51%) of the Units of the Company. Any such amendment shall be in writing, dated, and signed by all Members.

         14.     MISCELLANEOUS.

                 14.1 NOTICES. Any Notice to the Company or any of the Members required or permitted under this Agreement shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by telex or facsimile transmission to the party to whom notice is to be given, or (ii) on the fourth day after mailing, if mailed by first class registered or certified mail, postage prepaid, and addressed to the party to whom notice is to be given at the address stated opposite its name set forth below or at the most recent address specified by Notice given to the Company, or (iii) on the next day if sent by a nationally recognized courier for the next day service and so addressed and if there is evidence of acceptance by receipt. Notices to the Company shall be similarly given and addressed to it at its principal place of business.

         To Member/Manager:                T&W Financial Corporation
                                           6416 Pacific Highway East
                                           Tacoma, WA  98424
                                           Attn:  Mr. Thomas W. Price
                                           Tel.:  (253) 922-5164
                                           Fax:   (253) 926-0739

         To Member:                        T&W Funding Company VI, L.L.C.
                                           P.O. Box 3028
                                           Federal Way, WA  98063
                                           Attn:  Mr. Michael A. Price
                                           Tel.:  (253) 926-5202
                                           Fax:   (253) 922-0453

                 14.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understandings among them, oral or written, all of which are hereby canceled. This Agreement may not be modified or amended other than pursuant to Section 13 hereof.

                 14.3 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Members.

                 14.4 CAPTIONS; PRONOUNS. The paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience of reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                 14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Washington.

                 14.6 FINANCIAL MATTERS. If, upon the final dissolution and termination of the Company and after taking into account all allocations under this Agreement, the distributions to be made in accordance with positive Capital Account balances would result in a distribution that would be different from a distribution under Section 5.1 of this Agreement, then notwithstanding any provision to the contrary in this Agreement, gross items of income, gain, loss, deduction and credit under this Agreement for such taxable year (and, to the extent permitted by Section 761(c ) of the Code, gross items of income, gain, loss, deduction and credit under this Agreement for the immediately preceding taxable year) shall be allocated to the Members to increase or decrease Capital Account balances, as the case may be, so that the final distribution under this Agreement will occur in the same manner as set forth in
Section 5.1 of this Agreement.

                 14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF the Parties have executed this Agreement.




         MEMBERS:                      T&W FUNDING COMPANY VI, L.L.C.

                                       By: P.L.M. CONSULTING GROUP,  L.L.C.
                                          ----------------------------------

                                       By:
                                          ----------------------------------
                                           Thomas W. Price, Member

                                       T&W FINANCIAL CORPORATION


                                       By:
                                          ----------------------------------
                                           Thomas W. Price, President





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